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                                                              Exhibit 10.3



                              STOCK REDEMPTION AGREEMENT

    Stock Redemption Agreement duly made this 13th day of June, 1997 by and among Boston Acoustics, Inc., a Massachusetts corporation with a principal place of business in Peabody, Massachusetts (the "Company"), Valerie R. Cohen, Lisa M. Mooney and Paul F. Reed as Executors of the Estate of Francis L. Reed (the "Francis Reed Estate") and the Estate of Dorothea T. Reed (the "Dorothea Reed Estate") (collectively the "Sellers").

    WHEREAS the Company has agreed to redeem an aggregate of 898,201 shares of common stock of the Company (the "Shares") currently held by the Sellers and the Sellers have agreed to sell such Shares on the terms and conditions set forth herein;

    NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

    1. Purchase and Sale of Shares. The Sellers hereby agree to sell and the Company agrees to redeem the Shares as set forth in this Section 1 below, subject to the terms and conditions hereof:

         (a) Francis Reed Estate.. The Sellers are delivering herewith for redemption by the Company 645,625 shares of common stock of the Company, beneficially owned by the Francis Reed Estate, together with stock powers transferring such Shares.

         (b) Dorothea Reed Estate. The Sellers are delivering herewith for redemption by the Company 252,576 shares of common stock of the Company beneficially owned by the Dorothea Reed Estate, together with stock powers transferring such Shares.

    2. Purchase Price. The purchase price for the Shares is $26.625 per share payable by the Company herewith to the Sellers as follows:

         (a) Francis Reed Estate. The purchase price for the Shares being redeemed from the Francis Reed Estate is $17,189,765.63, payable by certified check or wire transfer of immediately available funds by the Company to the Estate of Francis L. Reed.

         (b) Dorothea Reed Estate. The purchase price for the Shares being redeemed from the Dorothea Reed Estate is $6,724,836.00, payable by certified check or wire transfer of immediately available funds to the Estate of Dorothea
T. Reed.

    3. Representations and Warranties of the Sellers. The Sellers represent and warrant as follows:

         (a) The Sellers are the lawful owners of the Shares and the Sellers have full power and authority to sell such Shares, free and clear of any liens or encumbrances whatsoever. To the knowledge of the Sellers, no person has any present or future right (conditional, preemptive or otherwise) to acquire any of the Shares.

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         (b)  The sale of the Shares contemplated by this Agreement does not conflict with, or result in a breach of, or a default under, or give rise to a right of acceleration under, any agreement or instrument to which the Sellers are a party.

         (c) No broker or finder has acted for the Sellers in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Sellers.

         (d) Sellers acknowledge that they have had the opportunity to be advised by legal counsel of their own choosing with respect to the transactions contemplated by this Agreement.

    4. Representations and Warranties of the Company. The Company represents and warrants to the Sellers as follows:

         (a) The Company has the full right, power and authority to enter into and perform its obligations under this Agreement.

         (b) This Agreement and the obligations of the Company hereunder have been duly authorized by the Board of Directors of the Company, any other necessary corporate action on the part of the Company has been taken and the officer executing this Agreement has been authorized so to do by the Board of Directors of the Company.

         (c) The Company is not, and the performance of this Agreement by the Company will not render the Company, insolvent within the meaning of Section 61 of the Massachusetts Business Corporation Law or bankrupt under applicable bankruptcy laws.

         (d) The Company is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body or any law or regulation which would prevent the execution or performance of this Agreement by the Company.

         (e) No broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Company.

         (f) The redemption of the Shares contemplated by this Agreement does not conflict with, or result in a breach of, or a default under, or give rise to a right of acceleration under, any agreement or instrument to which the Company is a party.

         (g) Neither this Agreement nor any certificate issued pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to

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make the statements herein or therein not misleading, relating to the business or affairs of the Company. Neither the Company nor any officer, director or other agent of the Company has made an untrue statement of a material fact or omitted to state a material fact to the Sellers or their agents, necessary to make the statements made not misleading, relating to the business or affairs of the Company. There is no fact which could materially and positively affect the business, condition (financial or otherwise) or prospects of the Company, which is known to the Company and which has not been disclosed to the Sellers. For purposes hereof, any information disclosed to any of the individual executors of Sellers shall be deemed to be known by all of the individual executors of Sellers.

    5.   Closing Deliveries.

         5.01 Deliveries by Seller. On or prior to the closing, the Sellers shall have delivered to the Company

         (a) Stock certificates representing the Shares endorsed for transfer or accompanied by duly executed stock powers endorsed in blank;

         (b) Certificate of Appointment evidencing the appointment of the Executors of the Estate of Francis L. Reed.

         (c) Certificate of Appointment evidencing the appointment of the Executors of the Estate of Dorothea T. Reed

         (d) Such other documents, instruments or certificates as the Company may reasonably request.

          5.02 Deliveries by Company. The Company shall have delivered on or prior to the closing the following:

         (a) Certified checks or immediately available funds equal in amount to the purchase price for the Shares as provided in Section 2 hereof.

         (b) Such other documents, instruments or certificates as the Sellers may reasonably request.

    6.   Successors and Assigns.   This Agreement shall be binding upon and
shall inure to the benefit of the undersigned parties and their respective heirs, personal representatives, successors and assigns.

    7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

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    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day of the year first above written.

                                  BOSTON ACOUSTICS, INC.


                                  By:      /s/Fred E. Faulkner, Jr.
                                     ---------------------------------------



                                  ESTATE OF FRANCIS L. REED

                                  By:     /s/Valerie R. Cohen
                                     -----------------------------------------
                                       Valerie R. Cohen, Executor

                                  By:     /s/Lisa M. Mooney
                                     -----------------------------------------
                                       Lisa M. Mooney, Executor

                                  By:     /s/Paul F. Reed
                                     -----------------------------------------
                                       Paul F. Reed, Executor



                                  ESTATE OF DOROTHEA T. REED

                                  By:     /s/Valerie R.. Cohen
                                      -----------------------------------------
                                       Valerie R.Cohen, Executor

                                  By:     /s/Lisa M. Mooney
                                      -----------------------------------------
                                       Lisa M. Mooney, Executor

                                  By:     /s/Paul F. Reed
                                      -----------------------------------------
                                       Paul F. Reed, Executor

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